BARNES GROUP INC.

TRUST AGREEMENT FOR SPECIFIED PLANS

This Agreement by and between Barnes Group Inc. (Company) and Webster Bank, N.A. (Trustee), effective as of the date set forth in Section 14 below.

WHEREAS, Company maintains the nonqualified deferred compensation plans listed in Appendix A (the Plans);

WHEREAS, Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals participating in the Plans;

WHEREAS, Company wishes to establish a trust (the Trust) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans, except as otherwise provided in this Agreement;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of any Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust

(a)Company hereby deposits with Trustee in trust $10,000.00, which shall become the principal of the Trust to be held, administered, and disposed of by Trustee as provided in this Trust Agreement.

(b)Other than in anticipation of or after a Change in Control, the Compensation and Management Committee of the Company’s Board of Directors (the CMDC) may, in its discretion, revoke the Trust and reclaim any funds deposited in the Trust, if a past or current participant as of February 10, 2009, in any nonqualified deferred compensation arrangement (whether covering solely one individual or a group of individuals) or anyone claiming under or through such a participant, obtains a judgment of a court of competent jurisdiction ordering the Company to fund the Trust or any similar trust created for the same purpose as this Trust or to increase the funding of the Trust or any similar trust created for the same purpose as this Trust for any reason whatsoever (or to pay damages for not funding, or insufficiently funding, the

Trust or any similar trust created for the same purpose as this Trust). If no such judgment has been obtained and, in all events, upon a Change in Control, neither the CMDC nor anyone else shall have the right to revoke the Trust or reclaim any funds or other assets deposited or otherwise held in the Trust unless specifically provided in paragraph (c) below, in Section 2(a) below, or elsewhere in this Agreement.

(c)Notwithstanding any other provision of this Agreement, the Company, in its sole discretion, may direct the Trustee, and the Trustee shall follow the Company’s direction, to pay assets from the Trust to the Company provided that, immediately following such payment, the value of Trust assets is at least equal to 125% of the value of the vested benefits under the Plans, plus 100% of any unpaid obligations of the Company accrued prior to the date of payment and that are payable from the Trust in accordance with Section 8(b) and Section 9 hereof, to the extent the amount of these obligations has been provided to the Company in writing by the Trustee in advance of the payment. Although the Trustee is responsible, pursuant to Section 5(a) hereof, for valuing the assets of the Trust, the Trustee shall not be responsible for ensuring that the 125% standard described herein or the 125% standard described in Section 1(g) is satisfied.

(d)The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the Code), and shall be construed accordingly.

(e)The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and, except as otherwise provided herein, shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(f)Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(g)Notwithstanding the foregoing, in anticipation of a Change in Control, or upon a Change in Control, Company shall, as soon as possible, but in no event later than 10 days following the Change in Control, make a contribution to the Trust in an amount that is sufficient to ensure that, immediately after the contribution, the value of Trust assets is at least equal to 125% of the value of the vested benefits under the Plans as of the date on which the Change in Control will occur or did occur, plus 100% of any unpaid obligations of the Company accrued prior to the Change in Control that are payable from the Trust in accordance with Section 8(b) and Section 9 hereof, to the extent the amount of these obligations has been provided to the

Company in writing by the Trustee in advance of the Change in Control or within three business days thereafter. To compute the value of benefits hereunder and under Section 1(c) of this Agreement, the discount rate and other assumptions used shall be those used by the Company to value pension liabilities under the Plans for the financial statements of the Company last disclosed before the computation is made (unless a remeasurement of the pension liabilities has taken place since that time, in which case the remeasurement assumptions shall be used). In no event may this methodology be changed on or after a Change in Control or anticipated Change in Control in a manner that would produce a lower benefits value.

(h)Notwithstanding any other provision of this Agreement, in no event shall any contributions be made to this Trust, or any other actions be taken with respect to this Trust or the Plans, if such contributions or actions would trigger the tax consequences described in Code Section 409A(b) or any successor thereto.

Section 2. Payments to Plan Participants and Their Beneficiaries

(a)At such times and in accordance with such other procedures as may be determined by Company, Mercer (or any successor thereto or, in the Company’s discretion, another independent actuarial services firm) shall deliver to the Trustee in writing such information as shall enable the Trustee to fulfill its obligations to pay benefits to which Participants (and any beneficiaries) are entitled under the terms of the Plans. The Trustee shall not, however, be responsible for withholding taxes from benefits or for any other tax-related withholding, reporting, or other obligations imposed by law that may apply with respect to Plan benefits and the company shall indemnify and hold the Trustee harmless with respect thereto. Such procedures and information also may, in the discretion of the Company, include the authority to pay to the Company from the Trust such amounts as the Company, in its discretion, may determine necessary or appropriate to satisfy all or any part of a tax withholding or other tax obligation with respect to any participant’s or beneficiary’s Plan benefits (including any income tax, Federal Insurance Contributions Act, or other tax obligation). Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and beneficiaries and to the Company in accordance with such procedures and information and shall not be liable for the proper application of the Trust assets if payments are made in accordance with such procedures and information . Further, the Trustee shall not be responsible for the adequacy of the Trust to meet and discharge any and all payments and liabilities under the Plans.

(b)The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans.

(c)Company may make payments of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee in writing of its decision to make payments of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company in writing where principal and earnings are not sufficient. In no event shall Company’s obligations under the terms of the Plans be limited by the existence or terms of this Trust or to the assets of the Trust.

Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiaries When Company is Insolvent

(a)Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
(1)    The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee, in consultation with the Company’s management and outside counsel, shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.
(2)    Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.
(3)    If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.
(4)    Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

(c)Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance; provided, however, that the frequency and amount of payments under this paragraph (c) shall be subject to any recommendation of counsel, selected by Company or, following a Change in Control, by Trustee, on an appropriate course of action to avoid, to the extent possible, any potential adverse tax consequences to participants and beneficiaries under Code Section 409A.

Section 4. Payments to Company

Except as specifically provided herein, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

Section 5. Investment Authority

(a)Subject to the rules relating to funding nonqualified deferred compensation plans as set forth in Code Section 409A(b) and investment guidelines provided in writing from time to time by the Company to the Trustee, the Trustee shall have exclusive power to invest and reinvest the assets of the Trust in common or preferred stocks, mutual funds, bonds or other securities, general or limited partnership interests or joint vestures, real or personal properties or interests therein, options, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any other property as the Trustee, in its sole discretion, shall determine and the Trustee shall have the power to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable to protect the assets of the Trust; except that the Trustee is authorized to hold in the Trust uninvested cash awaiting investment and to maintain such additional cash balances as it shall deem reasonable or necessary to meet anticipated distributions from or administrative costs of the Plans or the Trust, without incurring any liability for the payment of interest on such cash. The Trustee shall have no responsibility with respect to the formulation of investment guidelines. The Trustee is expressly authorized in its discretion:
(1)    to sell, exchange, convey, transfer or otherwise dispose of any property constituting the Trust by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;
(2)    to enter into contracts for or to make commitments either alone or in company with others to sell at any future date any property acquired for the Trust or to purchase at a future date any property that it may be authorized to acquire under this Agreement;
(3)    to invest in a fund consisting of securities issued by corporations and selected and retained solely because of their inclusion in, and in accordance with, one or more commonly used indices of such securities, with the objective of providing investment results for the fund that approximate the overall performance of such designated Index;
(4)    to vote upon any stocks, bonds or other securities, to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of any owner with respect to stocks, bonds, securities or other property held in the Trust;

(5)    to register any securities held in the Trust in its own name or in the name of a nominee and to hold any investment in bearer form, and to combine certificates representing such investments with certificates of the same issue held by the Trustee in other fiduciary capacities or to deposit or arrange for the deposit of such securities in a qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by any other person, or to deposit or arrange for the deposit of any securities issued by the United States Government, or an agency or instrumentality thereof, with a federal reserve bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust;
(6)    to employ suitable agents, depositories and counsel, and to charge their reasonable expenses and compensation against the Trust if not paid directly by the Company;
(7)    to borrow money from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as the Trustee, in its absolute discretion, may deem advisable;
(8)    to deposit any assets of the Trust in any interest bearing accounts maintained or savings certificates issued by the Trustee, in its separate corporate capacity, or any other banking institution affiliated with the Trustee
(9)    to compromise or otherwise adjust all claims in favor of or against the Trust, other than claims affecting the right of any participant or beneficiary to benefits under the Plans;

(10)	to value the assets of the Trust, which valuation shall be conclusive and binding on all persons.

(b)Notwithstanding the provisions of Section 5(a), the Trustee shall not maintain the indicia of ownership of any assets of the Trust outside the jurisdiction outside the United States.

(c)Notwithstanding the provisions of Section 5(a) and 5(b), upon the written direction of the Company, the Trustee shall invest all or part of the assets of the Trust in a commercial annuity, retirement income contract or life insurance policy, with respect to any participant selected by the Company. The Trustee shall have no responsibility for any such investment other than as owner and custodian thereof.

(d)In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

(e)Company shall have the right, at any time and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

Section 6. Disposition of Income

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

Section 7. Accounting by Trustee

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company (to the attention of the Company’s Vice President, Treasurer) a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Upon the expiration of 60 days from the date of delivering such written account, the Trustee shall be forever released and discharged from all liability and accountability to the Company or any other person upon whom the Trustee has served a copy of the account with respect to the accuracy of such accounting and the propriety of all acts (and failures to act) and transactions of the Trustee reflected in such account for which it shall be responsible hereunder, except those as to which the Company or such other person has filed specific written objections with the Trustee within such 60-day period.

Section 8. Responsibility of Trustee

(a)Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by

Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b)If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust. Notwithstanding the foregoing, Trustee shall not be indemnified against or entitled in any other way to costs, expenses and liabilities arising out of or otherwise connected to its gross negligence.

(c)Trustee may consult with legal counsel (who, prior to a Change in Control, may also be counsel for Company) with respect to any of its duties or obligations hereunder.

(d)Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(e)Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(f)However, notwithstanding the provisions of Section 8(e) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(g)Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701 -2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9. Compensation and Expenses of Trustee

Company shall pay all administrative and Trustee’s fees and expenses; provided, however, that if not so paid, the fees and expenses shall be paid from the Trust. A description of the Trustee’s fees and expenses is set forth in Appendix B.

Section 10. Resignation and Removal of Trustee

(a)Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

(b)	Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

(c)Notwithstanding (b) immediately above, upon a Change in Control, Trustee may not be removed by Company for two years except with the consent of the Plan participants.

(d)If Trustee resigns within two years after a Change in Control, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

(e)Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(f)If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 11. Appointment of Successor

(a)If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint a third-party bank trust department or other party that may be granted corporate trustee powers under state law and that has a minimum capitalization of $1,000,000,000.00 as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b)The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee; provided, however, that the successor Trustee shall not be entitled to indemnification or defense from any claim or liability arising out of or otherwise connected to the successor Trustee’s gross negligence.

Section 12. Amendment or Termination

(a)This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans. Further, this Trust Agreement may not be amended upon or after a Change in Control, or in anticipation of such Change in Control, so as to alter the terms of this Trust that apply upon or after a Change in Control or in anticipation of a Change in Control.

(b)The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 1 hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

(c)Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

Section 13. Miscellaneous

(a)Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process, except as may otherwise be provided in the Plans.

(c)	This Trust Agreement shall be governed by and construed in accordance with the laws of Connecticut.

(d)	For purposes of this Trust, the term “Change in Control” shall have the meaning set forth in Appendix C.

Section 14. Effective Date

The effective date of this Trust Agreement shall be June 30, 2010.

IN WITNESS WHEREOF, the parties have caused this Agreement (including, without limitation, the Appendices that follow this page) to be executed by their duly authorized officers, effective as of the date set forth in Section 14 of this Agreement.

BARNES GROUP INC.

By:	/s/ Dawn N. Edwards Dawn N. Edwards

Title: Senior Vice President, Human Resources Date: June 30, 2010
WEBSTER BANK, N.A.

By:	/s/ Robert M. LeBreux Robert M. LeBreux

Title: Senior Vice President

Date: 7/21/2010

Appendix A. Plans

For purposes of this Trust, the term “Plans,” as of the original effective date of this Agreement, refers to the following arrangements, provided, however, that the term “Plans” includes only the benefits payable under such arrangements to individuals who are actively employed by the Company on or after August 31, 2009, and, provided, further, that the CMDC reserves the right, in its discretion, to treat additional arrangements as “Plans.”

Barnes Group Inc. Retirement Benefit Equalization Plan (RBEP) Barnes Group Inc. Supplemental Executive Retirement Plan (SERP)
Barnes Group Inc. Supplemental Senior Officer Retirement Plan (SSORP)

Provisions of any individual severance agreement to the extent (and only to such extent) that these provisions provide for additional vesting credit, or an additional benefit, that affects or complements the benefits provided under the RBEP, SERP or SSORP

Appendix B. Trustee Fees and Expenses

The fees and expenses of the Trustee shall be determined in accordance with the Fee Schedule—Institutional for Trust & Investment Management — Fixed Income Portfolio that is effective January 1, 2010, and that has been provided to the Company’s Senior Vice President, Human Resources and to its Vice President, Treasurer.

Appendix C. Definition of “Change in Control”

1.    Change in Control. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
(b)the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c)there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
(d)the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.	Definitions. For purposes of this Appendix C, the following terms shall have the following meanings:

(a)“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(e)“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Barnes family (by blood or marriage) or any entity for the benefit of, or controlled by, a member of the Barnes family (by blood or marriage), (ii) the Company or any of its subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or (v) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.